ROCKY BRANDS, INC.

Rocky Brands, Inc. Announces 2018 Third Quarter Results

Diluted EPS Increased 123% to $0.67

Wholesales Sales Increased 2.1% to $47.0 Million

Retail Sales Increased 7.6% to $11.9 Million

NELSONVILLE, Ohio, October 23, 2018 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2018.

Third Quarter and Year-to-Date 2018 Sales and Net Income

Third quarter net sales increased 1.9% to $65.9 million compared to $64.7 million in the third quarter of 2017. The Company reported third quarter net income of $5.0 million, or $0.67 per diluted share compared to a net income of $2.2 million, or $0.30 per diluted share in the third quarter of 2017. Adjusted net income for the third quarter of 2018 was $4.5 million, or $0.60 per diluted share compared to adjusted net income of $2.9 million, or $0.39 per diluted share in the prior year period.

Net sales were $185.5 million and $186.2 million for the nine months ended September 30, 2018 and 2017, respectively. The Company reported net income of $10.9 million, or $1.47 per diluted share and a net income of $5.2 million, or $0.70 per diluted share for the nine months ended September 30, 2018 and 2017, respectively. Adjusted net income for the first nine months of 2018 was $10.4 million, or $1.40 per diluted share compared to an adjusted net income of $5.8 million, or $0.78 per diluted share in the prior year period.

Jason Brooks, President and Chief Executive Officer, commented, “We delivered another quarter of solid year-over-year improvements highlighted by strong gains in gross margin and operating profit. The strategic initiatives that we’ve been executing over the past 12-months continued to drive sales growth in our two highest margin channels – wholesale and retail. Our commitment to developing compelling product that serves the needs of our consumers in the work, western, outdoor and commercial military segments of the market coupled with enhanced marketing programs and improved service levels is fueling our success. With our portfolio of authentic brands, internal manufacturing capabilities, and differentiated direct business-to-business model, we are confident that the Company is well positioned to achieve profitable growth on an annual basis and generate increased shareholder value over the long-term.”

Third Quarter and Year-to-Date Review

Wholesale sales for the third quarter increased 2.1% to $47.0 million compared to $46.0 million for the same period in 2017. Retail sales for the third quarter increased 7.6% to $11.9 million compared to $11.1 million for the same period last year. Military segment sales for the third quarter were $7.0 million compared to $7.6 million in the third quarter of 2017.

Gross margin in the third quarter of 2018 increased 14.8% to $22.4 million, or 34.0% of sales, compared to $19.5 million, or 30.2% of sales, for the same period last year. The 380 basis point increase was driven by higher wholesale, retail and military margins combined with a lower percentage of military sales, which carry lower gross margins than wholesale and retail sales.

Operating expenses were $16.8 million, or 25.5% of net sales, for the third quarter of 2018 compared to $16.0 million, or 24.8% of net sales, a year ago. The increase in operating expenses was primarily related to the increased investments in our core brands to help initiate growth, variable expenses tied to sales increases, and bad debt expense. The increase was partially offset by the reduction of expenses for the Creative Recreation brand, which was sold in the fourth quarter of 2017.

Income from operations for the third quarter of 2018 increased 61.0% to $5.6 million, or 8.5% of net sales compared to $3.5 million for the same period a year ago, or 5.4% of net sales.

For the first nine-months of 2018, wholesale sales increased 4.0% to $127.2 million compared to $122.3 million for the same period in 2017. Retail sales for the first nine-months increased 8.2% to $36.7 million compared to $33.9 million for the same period last year. Military segment sales for the first nine-months were $21.6 million compared to $29.9 million in the first nine-months of 2017.

Gross margin in the first nine-months of 2018 increased 9.5% to $62.9 million, or 33.9% of sales, compared to $57.4 million, or 30.8% of sales, for the same period last year.

Operating expenses were $49.7 million, or 26.8% of net sales, for the first nine-months of 2018 compared to $49.3 million, or 26.5% of net sales, a year ago. The increase in operating expenses was primarily related to the increased investments in our core brands to help initiate growth, variable expenses tied to sales increases, and bad debt expense. The increase was partially offset by the reduction of expenses for the Creative Recreation brand, which was sold in the fourth quarter of 2017.

Income from operations for the first nine-months of 2018 increased 62.9% to $13.2 million, or 7.1% of net sales compared to $8.1 million for the same period a year ago, or 4.4% of net sales.

Balance Sheet Review

Cash and cash equivalents increased $2.0 million or 88.0% to $4.2 million at September 30, 2018 compared with the same date a year ago.

Inventory at September 30, 2018 increased 2.0% to $78.4 million compared to $76.9 million on the same date a year ago.

The Company had no long-term debt at September 30, 2018 compared $11.6 million at September 30, 2017.

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: “non-GAAP adjusted gross margin,” “non-GAAP adjusted net income,” and “non-GAAP adjusted net income per share.” Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Conference Call Information

The Company’s conference call to review third quarter 2018 results will be broadcast live over the internet today, Tuesday, October 23, 2018 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding our future profitability and the delivery of greater shareholder value (paragraph 4). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2017 (filed March 12, 2018) and quarterly reports on Form 10-Q for the quarters ended March 31, 2018 (filed May 9, 2018) and June 30, 2018 (filed August 3, 2018). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,	September 30,
	2018	2017	2017
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,210,391	$3,680,776	$2,238,862
Trade receivables, net	50,691,234	45,027,002	45,106,205
Contract receivables	4,849,176	-	-
Other receivables	281,798	806,468	800,322
Inventories	78,408,480	65,622,432	76,885,153
Income tax receivable	-	1,849,237	-
Prepaid expenses	2,121,908	2,199,648	2,431,996
Total current assets	140,562,987	119,185,563	127,462,538
PROPERTY, PLANT & EQUIPMENT – net	23,208,663	23,781,001	24,742,833
IDENTIFIED INTANGIBLES – net	30,282,805	30,314,749	33,319,334
OTHER ASSETS	163,821	197,977	225,310
TOTAL ASSETS	$194,218,276	$173,479,290	$185,750,015

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$20,621,758	$12,982,535	$16,861,274
Contract liabilities	4,849,176	-	-
Accrued expenses:
Salaries and wages	3,660,745	1,754,681	2,298,042
Taxes - other	158,251	599,793	502,252
Accrued freight	465,293	770,219	483,859
Commissions	431,532	455,845	401,261
Accrued duty	2,726,833	2,160,847	2,534,286
Income tax payable	1,888,060	-	1,275,893
Other	1,308,627	1,301,931	1,601,591
Total current liabilities	36,110,275	20,025,851	25,958,458
LONG TERM DEBT	-	2,199,423	11,630,000
LONG TERM TAXES PAYABLE	169,366	2,286,512	-
DEFERRED INCOME TAXES	7,726,234	7,726,234	10,464,435
DEFERRED LIABILITIES	152,271	148,408	181,737
TOTAL LIABILITIES	44,158,146	32,386,428	48,234,630
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2018 - 7,421,317; December 31, 2017 - 7,398,654 and September 30, 2017 - 7,403,195	69,589,049	68,973,927	68,979,376
Retained earnings	80,471,081	72,118,935	68,536,009
Total shareholders' equity	150,060,130	141,092,862	137,515,385
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$194,218,276	$173,479,290	$185,750,015

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
NET SALES	$65,915,564	$64,675,082	$185,508,077	$186,202,989
COST OF GOODS SOLD	43,515,323	45,163,538	122,610,241	128,779,845
GROSS MARGIN	22,400,241	19,511,544	62,897,836	57,423,144

OPERATING EXPENSES	16,790,903	16,026,654	49,687,739	49,313,498

INCOME FROM OPERATIONS	5,609,338	3,484,890	13,210,097	8,109,646

OTHER INCOME (EXPENSES)	30,502	(98,126)	(147,995)	(245,760)

INCOME BEFORE INCOME TAXES	5,639,840	3,386,764	13,062,102	7,863,886

INCOME TAX EXPENSE	594,830	1,152,000	2,116,830	2,674,000

NET INCOME	$5,045,010	$2,234,764	$10,945,272	$5,189,886

INCOME PER SHARE
Basic	$0.68	$0.30	$1.48	$0.70
Diluted	$0.67	$0.30	$1.47	$0.70
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,418,028	7,437,913	7,411,670	7,438,061
Diluted	7,480,340	7,443,001	7,453,764	7,441,378

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Gross Margin
Gross margin, as reported	$22,400,241	$19,511,544	$62,897,836	$57,423,144
Add: Hurricane related expenses	-	963,570	-	963,570
Adjusted gross margin	$22,400,241	$20,475,114	$62,897,836	$58,386,714

Operating Expenses	$16,790,903	$16,026,654	$49,687,739	$49,313,498

Net Income
Net income, as reported	$5,045,010	$2,234,764	$10,945,272	$5,189,886
Add: Hurricane related expenses, after tax	-	635,956	-	635,956
Less: Transition Tax Adjustment*	(561,000)	-	(561,000)	-
Adjusted net income	$4,484,010	$2,870,720	$10,384,272	$5,825,842

Net income per share, as reported
Basic	$0.68	$0.30	$1.48	$0.70
Diluted	$0.67	$0.30	$1.47	$0.70

Adjusted net income per share
Basic	$0.60	$0.39	$1.40	$0.78
Diluted	$0.60	$0.39	$1.40	$0.78

Weighted average shares outstanding
Basic	7,418,028	7,437,913	7,411,670	7,438,061
Diluted	7,480,340	7,443,001	7,453,764	7,441,378

* Adjustment related to the one-time transition tax on the deemed repatriation of undistributed foreign earnings as a result of further analysis of the provisions of the Tax Cuts and Jobs Act.